Cincinnati Bell Reports Fourth Quarter and Full Year 2014 Results

Highlights

•	Generated Wireline revenue growth for the first time since 2007 - Fioptics annual revenue exceeded $140 million, up more than 40 percent year-over-year

•	Achieved financial guidance (excluding Wireless) - revenue totaled $1.1 billion and Adjusted EBITDA[1] was $335 million

•	Sold 16 million CyrusOne partnership units for $356 million of cash - proceeds were used to repay debt, increasing cash flow $15 million annually

•	Completed sale of wireless spectrum licenses for cash proceeds of $194 million

•	Produced positive Free cash flow[2] for the year totaling $12 million

CINCINNATI - February 19, 2015 - Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the full year and fourth quarter of 2014 highlighted by the successful execution of its key initiatives and achieving its full year financial guidance (excluding Wireless). For the first time since 2007, the company generated year-over-year Wireline revenue growth on continued demand for strategic fiber products. The company also succeeded in its goal of producing positive free cash flow for the year. In addition, Cincinnati Bell used proceeds from the sale of its wireless spectrum and the partial monetization of its investment in CyrusOne to reduce net debt3 by more than $500 million during the year.

"We have made remarkable strides towards transforming Cincinnati Bell into a growing fiber based entertainment, communications and IT solutions company," said Ted Torbeck, president and chief executive officer. "Our results demonstrate this team's ability to execute on its objectives and provide confidence to accelerate our fiber investments."

Torbeck also added, "Our efforts in 2015 will be focused on the efficient deployment of fiber with a renewed emphasis on enhancing customer experiences to capitalize on our unique market opportunity."

CONSOLIDATED RESULTS4
Year-to-date consolidated revenue was $1.3 billion, a 3 percent increase over the prior year as demand for strategic products and increased hardware sales more than offset declines in Wireless revenue and legacy products. Strategic revenue totaled $436 million for the year, up 21 percent compared to a year ago. Fourth quarter consolidated revenue totaled $308 million, consistent with the prior year. Adjusted EBITDA for the year was $379 million and $78 million in the fourth quarter. Operating income equaled $116 million and $7 million for the full year and fourth quarter of 2014, respectively. Adjusted EBITDA and operating income were down from a year ago primarily due to increased costs associated with preparing to shut-down wireless operations and accelerating our fiber investments. Net income for the year totaled $76 million, resulting in diluted earnings per share of $0.31.

SEGMENT RESULTS
Wireline Segment
Wireline strategic revenue totaled $311 million during 2014, up 23 percent over the prior year, as growth from these products outpaced legacy declines each quarter in 2014.

•	Wireline revenue totaled $188 million for the quarter and $741 million for the full year, up $6 million and $16 million, respectively, from the same periods in 2013.

◦	Fioptics revenue increased 40 percent compared to a year ago, totaling $40 million for the quarter and $142 million for the year.

◦
Strategic business revenue totaled $166 million (including $8 million of Fioptics revenue) for the full year, up 12 percent compared to the prior year. Fourth quarter strategic revenue for business customers totaled $42 million (including $2 million of Fioptics revenue).

•	Operating income for the quarter was $36 million, down from $43 million in the same period of 2013. Full year 2014 operating income was $183 million, down 4 percent compared to 2013.

•
Adjusted EBITDA totaled $74 million and $318 million, for the fourth quarter and full year of 2014, respectively. Adjusted EBITDA results were down from a year ago due to the following: loss of higher margin access lines, costs to support our fiber acceleration, projects aimed at streamlining operations and shared service functions, and other one-time expenses incurred during the fourth quarter.

•	Fioptics video subscribers increased by 3,600 in the quarter and 17,200 for the year. Fioptics video subscribers totaled 91,400, up 23 percent compared to the end of 2013.

•	Fioptics internet subscribers totaled 113,700, up more than 40 percent from a year ago. The company added 7,000 new Fioptics internet subscribers in the quarter, and 33,800 for the year.

•	In 2014, we passed 59,000 units with Fioptics. The Fioptics suite of products is now available to 335,000 residential and business customers, more than 40 percent of Greater Cincinnati.

IT Services and Hardware Segment
Strong enterprise demand for hardware and strategic products generated year-over-year revenue growth of $89 million and improved Adjusted EBITDA margins5.

•	Revenue for the quarter was $110 million, up $23 million from the fourth quarter of 2013. Full year revenue was $433 million, up 26 percent compared to the prior year.

◦	Strategic managed and professional services revenue was $37 million in the quarter and $139 million for the full year, both up 17 percent compared to the prior year.

◦	Hardware revenue was $71 million for the quarter, up 32 percent year-over-year. Full year hardware revenue was $288 million, up 29 percent compared to 2013.

•	Operating income totaled $4 million for the quarter and $20 million for the year, up $2 million and $11 million, respectively, compared to the prior year.

•	Adjusted EBITDA for the quarter was $7 million, up $2 million from a year ago. Full year Adjusted EBITDA totaled $32 million, up 63 percent from the prior year.

Wireless Segment
In the second quarter of 2014 we entered into agreements to sell our wireless spectrum licenses and certain other assets related to our wireless business. The agreement to sell our spectrum licenses closed in the third quarter for cash proceeds totaling $194 million. However, we plan to continue providing wireless service until no later than April 6, 2015 as we migrate subscribers to other carriers. At that time, we will transfer certain capital lease obligations and other assets valued at approximately $25 million.

•	Revenue was $17 million for the fourth quarter and $133 million for the full year.

•	Operating losses totaled $26 million and $66 million for the fourth quarter and full year of 2014, respectively.

•	Fourth quarter Adjusted EBITDA totaled $2 million and full year Adjusted EBITDA was $44 million.

•	At the end of the year we had 82,400 wireless subscribers.

Investment in CyrusOne
Cincinnati Bell effectively owns 44 percent of CyrusOne, which is reported as an equity method investment, valued at $785 million as of December 31, 2014.

•	Reported revenue of $87 million and Adjusted EBITDA of $45 million for the fourth quarter of 2014. For the full year, CyrusOne reported revenue of $331 million and Adjusted EBITDA of $169 million.

•	Announced a 50 percent increase in the quarterly dividend for the first quarter of 2015 ($0.315 per common share and equivalent).

•	CyrusOne provided 2015 guidance targets for Revenue and Adjusted EBITDA, indicating expected growth of 14 percent and 12 percent, respectively, at the mid-point of the range.

2015 Outlook
Cincinnati Bell is providing the following guidance for 2015:

Category	2015 Guidance
Revenue	$1.1 billion
Adjusted EBITDA	$297 million*
*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call on February 19 at 10:00 a.m. (ET) to discuss its results for the fourth quarter and full year of 2014. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (888) 287-5563. Callers located outside of the U.S. and Canada may dial (719) 325-2376. A taped replay of the conference call will be available one hour after the conclusion of the call until 10:00 a.m. on Thursday, March 5, 2015. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 9905311. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items, and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, transaction-related compensation, restructuring charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment gain, asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

CyrusOne defines Adjusted EBITDA as net income (loss) as defined by U.S. GAAP before noncontrolling interests plus interest expense, income tax (benefit) expense, depreciation and amortization, non-cash compensation, transaction costs and transaction-related compensation, including acquisition pursuit costs, restructuring costs, loss on extinguishment of debt, asset impairments, (gain) loss on sale of real estate improvements, and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, CyrusOne's Adjusted EBITDA as presented may not be comparable to others. Detailed reconciliations of CyrusOne's Adjusted EBITDA to the comparable GAAP financial measure are available in the Investor Relations section of www.cyrusone.com.

2Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

3Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents. Net debt should not be considered as an alternative to comparable GAAP measures of liquidity and may not be comparable with the measure as defined by other companies.

4Consolidated Results for the twelve month period ended December 31, 2013 includes CyrusOne's results of operations from January 1, 2013 through January 23, 2013. On January 24, 2013, the Company successfully completed the initial public offering ("IPO") of CyrusOne and no longer consolidates its results, but accounts for CyrusOne as an equity method investment. Results referenced within the Consolidated Results section for the twelve month period ended December 31, 2013 exclude the operations of CyrusOne for the period January 1, 2013 through January 23, 2013, to effectively provide comparative results to 2014. Excluding CyrusOne results for this period is not consistent with GAAP and should not be considered as an alternative to comparable GAAP measures of revenue, operating income, or profitability.

5Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Net income excluding special items in total and per share provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions - including local and long distance voice, data, high-speed internet and video - that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. Cincinnati Bell owns approximately 44 percent of CyrusOne (NASDAQ: CONE), which specializes in highly reliable enterprise-class, carrier-neutral data center properties. CyrusOne provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 665 customers, including 9 of the Fortune 20 and 144 of the Fortune 1000 companies. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2014	2013	$	%	2014	2013	$	%

Revenue	$308.3	$308.4	$(0.1)	0%	$1,278.2	$1,256.9	$21.3	2%

Costs and expenses
Cost of services and products	183.7	165.8	17.9	11%	699.1	646.3	52.8	8%
Selling, general and administrative	55.7	59.4	(3.7)	(6)%	223.1	220.8	2.3	1%
Depreciation and amortization	62.4	42.0	20.4	49%	231.0	169.6	61.4	36%
Restructuring charges	0.5	2.9	(2.4)	(83)%	15.9	13.7	2.2	16%
Transaction-related compensation	—	—	—	n/m	—	42.6	(42.6)	n/m
Amortization of deferred gain	(6.4)	(1.6)	(4.8)	n/m	(22.9)	(3.3)	(19.6)	n/m
Curtailment gain	—	—	—	n/m	—	(0.6)	0.6	n/m
(Gain) loss on sale or disposal of assets	(0.2)	(0.2)	—	0%	(0.3)	2.4	(2.7)	n/m
Asset impairments	4.6	—	4.6	n/m	12.1	—	12.1	n/m
Transaction costs	0.7	—	0.7	n/m	4.4	1.6	2.8	n/m

Operating income	7.3	40.1	(32.8)	(82)%	115.8	163.8	(48.0)	(29)%

Interest expense	31.9	42.0	(10.1)	(24)%	148.7	182.0	(33.3)	(18)%
Loss on extinguishment of debt	0.2	29.6	(29.4)	(99)%	19.6	29.6	(10.0)	(34)%
Loss from CyrusOne equity method investment	5.1	2.6	2.5	96%	7.0	10.7	(3.7)	(35)%
Gain on sale of CyrusOne equity method investment	—	—	—	n/m	(192.8)	—	(192.8)	n/m
Other (income) expense, net	(0.2)	0.1	(0.3)	n/m	0.3	(1.3)	1.6	n/m

(Loss) income before income taxes	(29.7)	(34.2)	4.5	(13)%	133.0	(57.2)	190.2	n/m
Income tax (benefit) expense	(11.4)	(6.1)	(5.3)	87%	57.4	(2.5)	59.9	n/m

Net (loss) income	(18.3)	(28.1)	9.8	35%	75.6	(54.7)	130.3	n/m

Preferred stock dividends	2.6	2.6	—	0%	10.4	10.4	—	0%

Net (loss) income applicable to common shareowners	$(20.9)	$(30.7)	$9.8	32%	$65.2	$(65.1)	$130.3	n/m

Basic and diluted (loss) earnings per common share	$(0.10)	$(0.15)			$0.31	$(0.32)

Weighted average common shares outstanding
(in millions)
- Basic	208.7	207.1			208.5	205.9
- Diluted	208.7	207.1			209.6	205.9

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2014	2013	$	%	2014	2013	$	%
Wireline
Revenue
Data	$83.6	$80.9	$2.7	3%	$334.9	$317.8	$17.1	5%
Voice - local service	48.9	54.7	(5.8)	(11)%	203.5	229.1	(25.6)	(11)%
Long distance and VoIP	26.7	26.7	—	0%	107.3	107.2	0.1	0%
Entertainment	21.1	15.8	5.3	34%	76.0	55.2	20.8	38%
Other	8.1	4.0	4.1	n/m	19.0	15.5	3.5	23%

Total revenue	188.4	182.1	6.3	3%	740.7	724.8	15.9	2%

Operating costs and expenses
Cost of services and products	85.0	73.8	11.2	15%	306.9	287.2	19.7	7%
Selling, general and administrative	33.7	33.4	0.3	1%	131.9	127.8	4.1	3%
Depreciation and amortization	30.1	28.4	1.7	6%	115.7	112.2	3.5	3%
Other*	4.1	3.1	1.0	32%	3.7	7.4	(3.7)	(50)%

Total operating costs and expenses	152.9	138.7	14.2	10%	558.2	534.6	23.6	4%

Operating income	$35.5	$43.4	$(7.9)	(18)%	$182.5	$190.2	$(7.7)	(4)%

IT Services and Hardware
Revenue
Telecom and IT equipment distribution	$70.7	$53.4	$17.3	32%	$287.7	$222.6	$65.1	29%
Managed and professional services	38.8	32.7	6.1	19%	145.3	121.5	23.8	20%

Total revenue	109.5	86.1	23.4	27%	433.0	344.1	88.9	26%

Operating costs and expenses
Cost of services and products	90.3	70.3	20.0	28%	350.0	279.8	70.2	25%
Selling, general and administrative	12.6	10.9	1.7	16%	51.5	44.6	6.9	15%
Depreciation and amortization	3.1	3.0	0.1	3%	11.7	10.5	1.2	11%
Other*	—	—	—	0%	—	0.7	(0.7)	n/m

Total operating costs and expenses	106.0	84.2	21.8	26%	413.2	335.6	77.6	23%

Operating income	$3.5	$1.9	$1.6	84%	$19.8	$8.5	$11.3	n/m

Wireless
Revenue
Service	$15.5	$43.1	$(27.6)	(64)%	$125.1	$184.9	$(59.8)	(32)%
Equipment	1.3	4.3	(3.0)	(70)%	7.7	16.6	(8.9)	(54)%

Total revenue	16.8	47.4	(30.6)	(65)%	132.8	201.5	(68.7)	(34)%

Operating costs and expenses
Cost of services and products	13.6	28.2	(14.6)	(52)%	66.2	101.4	(35.2)	(35)%
Selling, general and administrative	4.7	11.0	(6.3)	(57)%	25.4	40.3	(14.9)	(37)%
Depreciation and amortization	29.2	10.5	18.7	n/m	103.4	41.2	62.2	n/m
Other*	(5.2)	(1.4)	(3.8)	n/m	4.1	0.4	3.7	n/m

Total operating costs and expenses	42.3	48.3	(6.0)	(12)%	199.1	183.3	15.8	9%

Operating (loss) income	$(25.5)	$(0.9)	$(24.6)	n/m	$(66.3)	$18.2	$(84.5)	n/m

Data Center Colocation**
Revenue	$—	$—	$—	n/m	$—	$15.6	$(15.6)	n/m

Operating costs and expenses
Cost of services	—	—	—	n/m	—	4.8	(4.8)	n/m
Selling, general and administrative	—	—	—	n/m	—	2.4	(2.4)	n/m
Depreciation and amortization	—	—	—	n/m	—	5.2	(5.2)	n/m
Other*	—	—	—	n/m	—	—	—	n/m

Total operating costs and expenses	—	—	—	n/m	—	12.4	(12.4)	n/m

Operating income	$—	$—	$—	n/m	$—	$3.2	$(3.2)	n/m

	* Other includes restructuring charges, amortization of deferred gain, curtailment gain, (gain) loss on sale or disposal of assets, asset impairment and transaction costs.

** Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2014	2013	$	%	2014	2013	$	%
Revenue
Wireline	$188.4	$182.1	$6.3	3%	$740.7	$724.8	$15.9	2%
IT Services and Hardware	109.5	86.1	23.4	27%	433.0	344.1	88.9	26%
Wireless	16.8	47.4	(30.6)	(65)%	132.8	201.5	(68.7)	(34)%
Data Center Colocation**	—	—	—	n/m	—	15.6	(15.6)	n/m
Eliminations	(6.4)	(7.2)	0.8	11%	(28.3)	(29.1)	0.8	3%

Total revenue	$308.3	$308.4	$(0.1)	0%	$1,278.2	$1,256.9	$21.3	2%

Cost of Services and Products
Wireline	$85.0	$73.8	$11.2	15%	$306.9	$287.2	$19.7	7%
IT Services and Hardware	90.3	70.3	20.0	28%	350.0	279.8	70.2	25%
Wireless	13.6	28.2	(14.6)	(52)%	66.2	101.4	(35.2)	(35)%
Data Center Colocation**	—	—	—	n/m	—	4.8	(4.8)	n/m
Eliminations	(5.2)	(6.5)	1.3	20%	(24.0)	(26.9)	2.9	11%

Total cost of services and products	$183.7	$165.8	$17.9	11%	$699.1	$646.3	$52.8	8%

Selling, General and Administrative
Wireline	$33.7	$33.4	$0.3	1%	$131.9	$127.8	$4.1	3%
IT Services and Hardware	12.6	10.9	1.7	16%	51.5	44.6	6.9	15%
Wireless	4.7	11.0	(6.3)	(57)%	25.4	40.3	(14.9)	(37)%
Data Center Colocation**	—	—	—	n/m	—	2.4	(2.4)	n/m
Corporate and eliminations	4.7	4.1	0.6	15%	14.3	5.7	8.6	n/m

Total selling, general and administrative	$55.7	$59.4	$(3.7)	(6)%	$223.1	$220.8	$2.3	1%

Depreciation and Amortization
Wireline	$30.1	$28.4	$1.7	6%	$115.7	$112.2	$3.5	3%
IT Services and Hardware	3.1	3.0	0.1	3%	11.7	10.5	1.2	11%
Wireless	29.2	10.5	18.7	n/m	103.4	41.2	62.2	n/m
Data Center Colocation**	—	—	—	n/m	—	5.2	(5.2)	n/m
Corporate	—	0.1	(0.1)	n/m	0.2	0.5	(0.3)	(60)%

Total depreciation and amortization	$62.4	$42.0	$20.4	49%	$231.0	$169.6	$61.4	36%

Other*
Wireline	$4.1	$3.1	$1.0	32%	$3.7	$7.4	$(3.7)	(50)%
IT Services and Hardware	—	—	—	0%	—	0.7	(0.7)	n/m
Wireless	(5.2)	(1.4)	(3.8)	n/m	4.1	0.4	3.7	n/m
Data Center Colocation**	—	—	—	n/m	—	—	—	n/m
Corporate	0.3	(0.6)	0.9	n/m	1.4	47.9	(46.5)	(97)%

Total other	$(0.8)	$1.1	$(1.9)	n/m	$9.2	$56.4	$(47.2)	(84)%

Operating Income (Loss)
Wireline	$35.5	$43.4	$(7.9)	(18)%	$182.5	$190.2	$(7.7)	(4)%
IT Services and Hardware	3.5	1.9	1.6	84%	19.8	8.5	11.3	n/m
Wireless	(25.5)	(0.9)	(24.6)	n/m	(66.3)	18.2	(84.5)	n/m
Data Center Colocation**	—	—	—	n/m	—	3.2	(3.2)	n/m
Corporate	(6.2)	(4.3)	(1.9)	(44)%	(20.2)	(56.3)	36.1	64%

Total operating income	$7.3	$40.1	$(32.8)	(82)%	$115.8	$163.8	$(48.0)	(29)%

*Other includes restructuring charges, transaction-related compensation, amortization of deferred gain, curtailment gain, (gain) loss on sale or disposal of assets, asset impairments and transaction costs.

** Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013

Local access lines
Residential	238.3	246.8	255.7	263.5	271.4
Business	242.3	246.0	250.1	255.3	259.3

	480.6	492.8	505.8	518.8	530.7

Long distance lines	362.8	371.4	378.6	386.9	394.1

Internet subscribers
DSL	156.2	163.8	172.0	178.4	188.5
Fioptics	113.7	106.7	98.3	91.6	79.9

	269.9	270.5	270.3	270.0	268.4

Fioptics video subscribers	91.4	87.8	82.5	77.5	74.2

Fioptics units passed	335.0	323.0	307.1	288.0	276.0

Wireless
Postpaid wireless subscribers	43.5	101.3	163.4	183.6	197.4
Prepaid wireless subscribers	38.9	75.5	113.3	136.2	142.3

	82.4	176.8	276.7	319.8	339.7

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	December 31,	December 31,
	2014	2013

Corporate Credit Agreement	$—	$40.0
Receivables Facility	19.2	106.2
8 3/4% Senior Subordinated Notes due 2018	300.0	625.0
Corporate Credit Agreement - Tranche B Term Loan	533.2	538.6
8 3/8% Senior Notes due 2020	661.2	683.9
7 1/4% Senior Notes due 2023	40.0	40.0
Various Cincinnati Bell Telephone notes	134.5	134.5
Capital leases and other debt	99.3	103.3
Net unamortized discount	(3.2)	(6.3)

Total debt	1,784.2	2,265.2

Less: Cash and cash equivalents	(57.9)	(4.6)

Net debt (as defined by the company)	$1,726.3	$2,260.6

Corporate Credit Agreement availability:	150.0	160.0

Common shares outstanding	209.3	208.2

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended December 31, 2014
	Wireline	IT Services & Hardware	Wireless	Corporate	Total Company	Less: Wireless	Total Company (excluding Wireless)*
Net Loss (GAAP)					$(18.3)
Add:
Income tax benefit					(11.4)
Interest expense					31.9
Loss on extinguishment of debt					0.2
Loss from CyrusOne equity method investment					5.1
Other income, net					(0.2)

Operating Income (Loss) (GAAP)	$35.5	$3.5	$(25.5)	$(6.2)	$7.3	$(25.5)	$32.8
Add:
Depreciation and amortization	30.1	3.1	29.2	—	62.4	29.2	33.2
Restructuring (reversals) charges	(0.3)	—	0.8	—	0.5	0.8	(0.3)
Gain on sale or disposal of assets	(0.2)	—	—	—	(0.2)	—	(0.2)
Transaction costs	—	—	0.4	0.3	0.7	0.4	0.3
Amortization of deferred gain	—	—	(6.4)	—	(6.4)	(6.4)	—
Employee contract terminations	—	—	—	1.4	1.4	—	1.4
Asset impairment	4.6	—	—	—	4.6	—	4.6
Spectrum lease (non-cash)	—	—	3.2	—	3.2	3.2	—
Pension and other retirement plan expenses	3.9	—	—	0.6	4.5	—	4.5

Adjusted EBITDA (Non-GAAP)	$73.6	$6.6	$1.7	$(3.9)	$78.0	$1.7	$76.3

Adjusted EBITDA Margin	39%	6%	10%	—	25%

	Three Months Ended December 31, 2013
	Wireline	IT Services & Hardware	Wireless	Corporate	Total Company	Less: Wireless	Total Company (excluding Wireless)*
Net Loss (GAAP)					$(28.1)
Add:
Income tax benefit					(6.1)
Interest expense					42.0
Loss on extinguishment of debt					29.6
Loss from CyrusOne equity method investment					2.6
Other expense, net					0.1

Operating Income (Loss) (GAAP)	$43.4	$1.9	$(0.9)	$(4.3)	$40.1	$(0.9)	$41.0
Add:
Depreciation and amortization	28.4	3.0	10.5	0.1	42.0	10.5	31.5
Restructuring charges (reversals)	3.3	—	0.2	(0.6)	2.9	0.2	2.7
Gain on sale or disposal of assets	(0.2)	—	—	—	(0.2)	—	(0.2)
Pension and other retirement plan expenses	4.8	—	—	0.4	5.2	—	5.2

Adjusted EBITDA (Non-GAAP)	$79.7	$4.9	$9.8	$(4.4)	$90.0	$9.8	$80.2

Adjusted EBITDA Margin	44%	6%	21%	—	29%

Year-over-year dollar change in Adjusted EBITDA	$(6.1)	$1.7	$(8.1)	$0.5	$(12.0)

Year-over-year percentage change in Adjusted EBITDA	(8)%	35%	(83)%	11%	(13)%

* Total company (excluding Wireless) does not include any pro-forma adjustments as described by Regulation S-X: Rule 11-02(b)-2 or consideration of any potential negative synergies.

Cincinnati Bell Inc.
Reconciliation of Net (Loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)

	Twelve Months Ended December 31, 2014
	Wireline	IT Services & Hardware	Wireless	Data Center Colocation	Corporate	Total Company	Less: Wireless	Total Company (excluding Wireless)**

Net Income (GAAP)						$75.6
Add:
Income tax expense						57.4
Interest expense						148.7
Loss on extinguishment of debt						19.6
Gain on sale of CyrusOne equity method investment						(192.8)
Loss from CyrusOne equity method investment						7.0
Other expense, net						0.3

Operating Income (Loss) (GAAP)	$182.5	$19.8	$(66.3)	$—	$(20.2)	$115.8	$(66.3)	$182.1
Add:
Depreciation and amortization	115.7	11.7	103.4	—	0.2	231.0	103.4	127.6
Restructuring (reversals) charges	(0.5)	—	16.3	—	0.1	15.9	16.3	(0.4)
Gain on sale or disposal of assets	(0.4)	—	—	—	0.1	(0.3)	—	(0.3)
Transaction costs	—	—	3.2	—	1.2	4.4	3.2	1.2
Amortization of deferred gain	—	—	(22.9)	—	—	(22.9)	(22.9)	—
Employee contract termination costs	—	0.6	—	—	1.4	2.0	—	2.0
Asset impairment	4.6	—	7.5	—	—	12.1	7.5	4.6
Spectrum lease (non-cash)	—	—	3.2	—	—	3.2	3.2	—
Pension and other retirement plan expenses	16.0	—	—	—	2.0	18.0	—	18.0

Adjusted EBITDA (Non-GAAP)	$317.9	$32.1	$44.4	$—	$(15.2)	$379.2	$44.4	$334.8

Adjusted EBITDA Margin	43%	7%	33%	—	—	30%

	Twelve Months Ended December 31, 2013
	Wireline	IT Services & Hardware	Wireless	Data Center Colocation*	Corporate	Total Company	Less: Wireless	Total Company (excluding Wireless)**

Net Loss (GAAP)						$(54.7)
Add:
Income tax benefit						(2.5)
Interest expense						182.0
Loss on extinguishment of debt						29.6
Loss from CyrusOne equity method investment						10.7
Other income, net						(1.3)

Operating Income (GAAP)	$190.2	$8.5	$18.2	$3.2	$(56.3)	$163.8	$18.2	$145.6
Add:
Depreciation and amortization	112.2	10.5	41.2	5.2	0.5	169.6	41.2	128.4
Transaction-related compensation	—	—	—	—	42.6	42.6	—	42.6
Restructuring charges	9.1	0.7	0.2	—	3.7	13.7	0.2	13.5
(Gain) loss on sale or disposal of assets	(1.1)	—	3.5	—	—	2.4	3.5	(1.1)
Transaction costs	—	—	—	—	1.6	1.6	—	1.6
Curtailment gain	(0.6)	—	—	—	—	(0.6)	—	(0.6)
Pension and other retirement plan expenses	21.1	—	—	—	1.4	22.5	—	22.5

Adjusted EBITDA (Non-GAAP)	$330.9	$19.7	$63.1	$8.4	$(6.5)	$415.6	$63.1	$352.5

Adjusted EBITDA Margin	46%	6%	31%	54%	—	33%

Year-over-year dollar change in Adjusted EBITDA	$(13.0)	$12.4	$(18.7)	$(8.4)	$(8.7)	$(36.4)

Year-over-year percentage change in Adjusted EBITDA	(4)%	63%	(30)%	n/m	n/m	(9)%

* Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

** Total company (excluding Wireless) does not include any pro-forma adjustments as described by Regulation S-X: Rule 11-02(b)-2 or consideration of any potential negative synergies.

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013**

Cash provided by operating activities	$54.4	$19.0	$175.2	$78.8

Capital expenditures	(61.2)	(54.9)	(182.3)	(196.9)
Dividends received from CyrusOne	6.0	7.1	28.4	21.3
Proceeds from sale of Wireless spectrum licenses	—	—	194.4	—
Proceeds from sale of assets	—	0.2	2.0	2.0
Proceeds from sale of CyrusOne equity method investment	—	—	355.9	—
Release of restricted cash	—	—	—	0.4
Cash divested from deconsolidation of CyrusOne	—	—	—	(12.2)
Other, net	(0.1)	—	(5.8)	—

Cash (used in) provided by investing activities	(55.3)	(47.6)	392.6	(185.4)

Proceeds from issuance of long-term debt	—	—	—	536.0
(Decrease) increase in corporate credit and receivables facilities, net	(93.2)	146.2	(127.0)	94.2
Repayment of debt	(25.9)	(524.1)	(376.5)	(530.8)
Debt issuance costs	(0.9)	(0.3)	(0.9)	(6.7)
Dividends paid on preferred stock	(2.6)	(2.6)	(10.4)	(10.4)
Proceeds from exercise of options and warrants	0.1	0.3	1.3	7.1
Other, net	(0.2)	—	(1.0)	(1.8)

Cash (used in) provided by financing activities	(122.7)	(380.5)	(514.5)	87.6

Net (decrease) increase in cash and cash equivalents	(123.6)	(409.1)	53.3	(19.0)
Cash and cash equivalents at beginning of period	181.5	413.7	4.6	23.6

Cash and cash equivalents at end of period	$57.9	$4.6	$57.9	$4.6

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net (decrease) increase in cash and cash equivalents	$(123.6)	$(409.1)	$53.3	$(19.0)
Less adjustments:
Proceeds from issuance of long-term debt	—	—	—	(536.0)
(Decrease) increase in corporate credit and receivables facilities, net	93.2	(146.2)	127.0	(94.2)
Cash divested from deconsolidation of CyrusOne	—	—	—	12.2
Repayment of debt	25.9	524.1	376.5	530.8
Debt issuance costs	0.9	0.3	0.9	6.7
Transaction-related compensation	—	—	—	42.6
Proceeds from sale of CyrusOne equity method investment	—	—	(355.9)	—
Proceeds from sale of Wireless spectrum licenses	—	—	(194.4)	—
Transaction costs	3.2	—	4.4	1.6

Free cash flow (as defined by the company)	$(0.4)	$(30.9)	$11.8	$(55.3)

Less: CyrusOne's free cash flows*	—	—	—	(3.3)
Free cash flow excluding CyrusOne	$(0.4)	$(30.9)	$11.8	$(52.0)

Income tax payments	$4.2	$—	$9.1	$2.8

* CyrusOne's free cash flows for 2013 were comprised of cash generated from operating activities of $4.0 million and cash used in investing activities of $7.3 million.
** Results for 2013 only include CyrusOne's results through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended December 31, 2013	$(30.9)

Decrease in Adjusted EBITDA	(12.0)
Increase in capital expenditures	(6.3)
Decrease in interest payments	19.1
Decrease in pension and postretirement payments and contributions	5.0
Change in working capital and other	24.7

Free Cash Flow for the three months ended December 31, 2014	$(0.4)

Free Cash Flow for the twelve months ended December 31, 2013	$(55.3)
Less: CyrusOne's free cash flows for the period ended January 23, 2013	(3.3)
Free Cash Flow excluding CyrusOne for the twelve months ended December 31, 2013	$(52.0)

Decrease in Adjusted EBITDA (excluding CyrusOne)*	(28.0)
Decrease in capital expenditures (excluding CyrusOne)*	6.9
Decrease in interest payments	26.4
Decrease in pension and postretirement payments and contributions	30.8
Change in working capital and other	27.7

Free Cash Flow for the twelve months ended December 31, 2014	$11.8

*CyrusOne's Adjusted EBITDA and capital expenditures totaled $8.4 million and $7.7 million, respectively for the period January 1, 2013 through January 23, 2013. Effective January 24, 2013, the completion date of CyrusOne's IPO, the company accounts for CyrusOne as an equity method investment, and therefore does not consolidate the CyrusOne results of operations in the total company or segment results.

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Dec. 31, 2014	Sep. 30, 2014	Jun. 30, 2014	Mar. 31, 2014	Dec. 31, 2013

Wireline	$57.6	$41.8	$38.1	$26.2	$48.3
IT Services and Hardware	3.4	3.5	2.5	2.5	3.0
Wireless	—	0.3	0.6	5.6	3.6
Corporate	0.2	—	—	—	—
Total capital expenditures	$61.2	$45.6	$41.2	$34.3	$54.9

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			December 31, 2014
		December 31, 2014			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$308.3	$—		$308.3

	Costs and expenses
	Cost of services and products	183.7	(3.2)	[A]	180.5
	Selling, general and administrative	55.7	(1.4)	[B]	54.3
	Depreciation and amortization	62.4	—		62.4
	Restructuring charges	0.5	(0.5)	[C]	—
	Amortization of deferred gain	(6.4)	—		(6.4)
	Gain on sale or disposal of assets	(0.2)	0.2	[D]	—
	Asset impairments	4.6	(4.6)	[E]	—
	Transaction costs	0.7	(0.7)	[F]	—
	Operating income	7.3	10.2		17.5

	Interest expense	31.9	—		31.9
	Loss on extinguishment of debt	0.2	(0.2)		—
	Loss from CyrusOne equity method investment	5.1	—		5.1
	Other income, net	(0.2)	—		(0.2)

	Loss before income taxes	(29.7)	10.4		(19.3)
	Income tax benefit	(11.4)	4.2		(7.2)

	Net loss	(18.3)	6.2		(12.1)

	Preferred stock dividends	2.6	—		2.6

	Net loss applicable to common shareowners	$(20.9)	$6.2		$(14.7)

	Weighted average diluted common shares	208.7	208.7		208.7

	Diluted loss per common share*	$(0.10)	$0.03		$(0.07)

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Lease of wireless spectrum (non-cash) in order to provide wireless service until no later than April 6, 2015.

B	Employee contract termination costs.

C	Restructuring charges consist of employee severance and contract services as we prepare to shut-down wireless operations.

D	Gain on sale of wireline equipment.

E	Abandonment of an internal use software project.

F	Transaction costs relate to expenses incurred to sell wireless spectrum licenses and certain other assets.

*
Diluted loss per common share has been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
					Three
		Three			Months Ended
		Months Ended			December 31, 2013
		December 31, 2013			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$308.4	$—		$308.4

	Costs and expenses
	Cost of services and products	165.8	—		165.8
	Selling, general and administrative	59.4	—		59.4
	Depreciation and amortization	42.0	—		42.0
	Restructuring charges	2.9	(2.9)	[A]	—
	Amortization of deferred gain	(1.6)	—		(1.6)
	Gain on sale or disposal of assets	(0.2)	0.2	[B]	—
	Operating income	40.1	2.7		42.8

	Interest expense	42.0	—		42.0
	Loss on extinguishment of debt	29.6	(29.6)	[C]	—
	Loss from CyrusOne equity method investment	2.6	—		2.6
	Other expense, net	0.1	—		0.1

	Loss before income taxes	(34.2)	32.3		(1.9)
	Income tax (benefit) expense	(6.1)	12.9		6.8

	Net loss	(28.1)	19.4		(8.7)

	Preferred stock dividends	2.6	—		2.6

	Net loss applicable to common shareowners	$(30.7)	$19.4		$(11.3)

	Weighted average diluted common shares	207.1	207.1		207.1

	Diluted loss per common share*	$(0.15)	$0.09		$(0.05)

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Restructuring charges consist of severance and lease abandonment.

B	Gain on sale of wireline equipment.

C	Loss on extinguishment of 8 1/4% Senior Notes due 2017 repaid in full in October 2013.

*
Diluted loss per common share has been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
					Twelve
		Twelve			Months Ended
		Months Ended			December 31, 2014
		December 31, 2014			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$1,278.2	$—		$1,278.2

	Costs and expenses
	Cost of services and products	699.1	(3.2)	[A]	695.9
	Selling, general and administrative	223.1	(2.0)	[B]	221.1
	Depreciation and amortization	231.0	—		231.0
	Restructuring charges	15.9	(15.9)	[C]	—
	Amortization of deferred gain	(22.9)	—		(22.9)
	Gain on sale or disposal of assets	(0.3)	0.3	[D]	—
	Asset impairments	12.1	(12.1)	[E]	—
	Transaction costs	4.4	(4.4)	[F]	—
	Operating income	115.8	37.3		153.1

	Interest expense	148.7	—		148.7
	Loss on extinguishment of debt	19.6	(19.6)	[G]	—
	Loss from CyrusOne equity method investment	7.0	—		7.0
	Gain on sale of CyrusOne equity method investment	(192.8)	192.8	[H]	—
	Other expense, net	0.3	—		0.3

	Income (loss) before income taxes	133.0	(135.9)		(2.9)
	Income tax expense	57.4	(54.4)		3.0

	Net income (loss)	75.6	(81.5)		(5.9)

	Preferred stock dividends	10.4	—		10.4

	Net income (loss) applicable to common shareowners	$65.2	$(81.5)		$(16.3)

	Weighted average diluted common shares	209.6	208.5	[I]	208.5

	Diluted earnings (loss) per common share*	$0.31	$(0.39)		$(0.08)

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Lease of wireless spectrum (non-cash) in order to provide wireless service until no later than April 6, 2015.

B	Employee contract termination costs.

C
Restructuring charges consist of employee severance and contract terminations as we prepare to shut-down wireless operations. Employee severance also includes costs associated with outsourcing portions of our IT department.

D	Gain on sale of wireline equipment.

E
Asset impairment relates to wireless network upgrades abandoned in conjunction with the close of the agreement to sell wireless spectrum licenses and the abandonment of an internal use software project.

F	Transaction costs relate to expenses incurred to sell wireless spectrum licenses and certain other assets.

G
Loss on extinguishment of debt related to the redemption of $325.0 million 8 3/4% Senior Subordinated Notes due 2018 on August 8, 2014 at a redemption rate of 104.375% and due to $22.7 million of the outstanding 8 3/8% Senior Notes due 2020 redeemed on October 1, 2014 at par.

H	Gain on sale of CyrusOne equity method investment.

I	Dilutive effect of common stock equivalents based on net income (loss) excluding special items.

*
Diluted earnings (loss) per common share have been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
					Twelve
		Twelve			Months Ended
		Months Ended			December 31, 2013
		December 31, 2013			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$1,256.9	$—		$1,256.9

	Costs and expenses
	Cost of services and products	646.3	—		646.3
	Selling, general and administrative	220.8	—		220.8
	Depreciation and amortization	169.6	(8.5)	[A]	161.1
	Restructuring charges	13.7	(13.7)	[B]	—
	Amortization of deferred gain	(3.3)	—		(3.3)
	Transaction-related compensation	42.6	(42.6)	[C]	—
	Curtailment gain	(0.6)	0.6	[D]	—
	Loss on sale or disposal of assets	2.4	(2.4)	[E]	—
	Transaction costs	1.6	(1.6)	[F]	—
	Operating income	163.8	68.2		232.0

	Interest expense	182.0	0.3	[G]	182.3
	Loss on extinguishment of debt	29.6	(29.6)	[H]	—
	Loss from CyrusOne equity method investment	10.7	—		10.7
	Other income, net	(1.3)	1.1	[G]	(0.2)

	(Loss) income before income taxes	(57.2)	96.4		39.2
	Income tax (benefit) expense	(2.5)	27.9	[I]	25.4

	Net (loss) income	(54.7)	68.5		13.8

	Preferred stock dividends	10.4	—		10.4

	Net (loss) income applicable to common shareowners	$(65.1)	$68.5		$3.4

	Weighted average diluted common shares	205.9	208.4	[J]	208.4

	Diluted (loss) earnings per common share*	$(0.32)	$0.33		$0.02

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Increased depreciation due to one-time charge associated with a change in estimated useful lives assigned to wireless network software.

B	Restructuring charges consist of lease abandonments, severance and the termination of a distributor agreement.

C	Transaction-related compensation represents incentives related to the completion of CyrusOne's initial public offering.

D	Curtailment gain resulted from elimination of future pension service credits in the management pension plan.

E	Loss on sale or disposal of wireline and wireless network equipment.

F	Transaction costs relate to expenses incurred for exploring strategic alternatives for our Wireless business and legal and consulting costs associated with CyrusOne.

G	Use tax refund from assets previously disposed.

H	Loss on extinguishment of 8 1/4% Senior Notes due 2017 repaid in full in October 2013.

I	Tax effect of above adjustments at 40%, partially offset by a gross valuation allowance provision of $10.7 million for Texas margin tax credits.

J	Dilutive effect of common stock equivalents based on net income excluding special items.

*
Diluted (loss) earnings per common share have been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Operating Income excluding CyrusOne
(Unaudited)
(Dollars in millions)

		For the twelve months ended December 31, 2013

		Cincinnati Bell	Data Center			Cincinnati Bell
		including CyrusOne	Colocation	Other		excluding CyrusOne

	Revenue	$1,256.9	$(15.6)	$0.4	[A]	$1,241.7

	Costs and expenses
	Cost of services and products	646.3	(4.8)	0.4	[A]	641.9
	Selling, general and administrative	220.8	(2.4)	—		218.4
	Depreciation and amortization	169.6	(5.2)	—		164.4
	Restructuring charges	13.7	—	—		13.7
	Amortization of deferred gain	(3.3)	—	—		(3.3)
	Transaction-related compensation	42.6	—	(20.0)	[B]	22.6
	Curtailment gain	(0.6)	—	—		(0.6)
	Loss on sale or disposal of assets, net	2.4	—	—		2.4
	Transaction costs	1.6	—	(0.4)	[C]	1.2
	Operating income	$163.8	$(3.2)	$20.4		$181.0

A	Represents intersegment transactions.

B	Transaction-related compensation paid to CyrusOne related to CyrusOne employees.

C	Transaction costs related to the CyrusOne IPO.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2015 Operating Income (GAAP) Guidance	$132

Add:

Depreciation and amortization	145
Restructuring	5
Pension and other retirement plan expenses	15

2015 Adjusted EBITDA (Non-GAAP) Guidance Range	$297	*

* Plus or minus 2 percent.

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com